Exhibit 99.1

TOM BROWN, INC. AND TOM BROWN RESOURCES FUNDING CORP.
SET PURCHASE PRICE IN TENDER OFFER AND CONSENT SOLICITATION
FOR THEIR OUTSTANDING UNITS

DENVER, June 23, 2004—Tom Brown, Inc. (“TBI”) and Tom Brown Resources Funding Corp. (“TBRFC” and, together with TBI, “Tom Brown”) today announced the tender offer consideration and the total consideration to be paid for outstanding units (the “Units”) on the terms and conditions set forth in the Offers to Purchase and Consent Solicitation Statement dated June 14, 2004 the (“Statement”) relating to the previously announced tender offer and consent solicitation.  Each Unit consists of $512 principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of TBI and $488 principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of TBRFC (collectively, the “Notes”).  The tender offer will expire at 12:00 midnight, New York City time, on July 12, 2004, unless extended or terminated by Tom Brown.

The total consideration to be paid for each validly tendered Unit was determined using the yield of the applicable reference security, being the 3-1/8% U.S. Treasury Note due September 15, 2008, plus a fixed spread of 75 basis points, and calculated based on the present value of a Unit assuming it would be repaid at $1,036.25 on the earliest redemption date of the Units.  The yield on the applicable reference security, as calculated by Merrill Lynch & Co., at 2:00 p.m., New York City time, on Wednesday, June 23, 2004, was 3.70%.  Accordingly, the tender offer yield and the total consideration per Unit (representing $1,000 principal amount of Notes), are 4.45% and $1,136.53, respectively.  The tender offer consideration, which is payable to holders of Units who tender after the expiration of the consent solicitation, is equal to the total consideration less the consent payment of $30.00, or $1,106.53 per Unit.  The consent solicitation will expire at 5:00 p.m., New York City time, on June 25, 2004, unless extended or terminated by Tom Brown.  Initial settlement and payment for validly tendered Units as of the expiration of the consent solicitation is expected to be made on Monday, June 28, 2004.

The pricing of the tender offer has no impact on Tom Brown’s concurrent offer to purchase for cash any and all Units pursuant to the change of control offer, which Tom Brown also made pursuant to the Statement and which is scheduled to expire at 12:00 midnight, New York City time, on July 12, 2004, unless extended or terminated by Tom Brown.

Merrill Lynch & Co. is acting as the sole dealer manager for the tender offer and consent solicitation.  Questions regarding the tender offer and consent solicitation should be directed to Merrill Lynch & Co. at (888) ML4-TNDR or (212) 449-4914 (collect).

The information agent and the depositary for the tender offer, consent solicitation and change of control offer is Global Bondholder Services Corporation.  Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 873-7700 (banks and brokers may also call (212) 430-3774).

This news release is not an offer to purchase securities, a solicitation of an offer to purchase securities, an offer to sell securities, or a solicitation of consents.  The tender offer, consent solicitation and change of control offer are being made solely by Tom Brown’s Offers to Purchase and Consent Solicitation Statement, dated June 14, 2004.

For inquiries about the tender offer, consent solicitation and change of control offer, please contact the information agent:

Global Bondholder Services Corporation
65 Broadway – Suite 704
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free: (866) 873-7700

About Tom Brown

Tom Brown, Inc. is a Denver, Colorado based energy company engaged in the exploration for, and the acquisition, development, production and marketing of natural gas, natural gas liquids and crude oil in North America.  Tom Brown Resources Funding Corp. is a direct wholly owned subsidiary of TBI.

For inquiries about Tom Brown, please contact:

Tom Brown, Inc.
Mark Burford
Director of Investor Relations
(303) 260-5146

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results performance or achievements of Tom Brown to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These factors include, among others, risks and uncertainties detailed in TBI’s most recent filings with the Securities and Exchange Commission.  Visit our website at www.tombrown.com.